Exhibit 10.10
SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 29th day of August, 2005, by and between Silicon Valley Bank (“Bank”) and A Smart Move L.LC., a Colorado limited liability company (“Borrower”) whose address is 5350 S. Roslyn Street, Suite 380, Greenwood Village, Colorado 80111.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of April 26, 2005, as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of June 21, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the availability date under the Committed Equipment Line, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
          2.1 Section 2.1.1 (Equipment Advances) and Section 2.3.1 (As to Equipment Advances). Notwithstanding the terms and conditions stated in Section 2.1.1, Borrower shall be allowed one additional Equipment Advance under the Committed Equipment Line (subject to any restrictions related to the Equipment being financed, pursuant to Section 2.1.1), between the date of this Amendment through September 9, 2005. Such additional Equipment Advance shall immediately amortize and be payable in 36 equal payments of principal plus interest beginning September 30, 2005 and continuing on the last day of each month thereafter. The final payment due on

August 31, 2008 shall include all outstanding principal and all accrued unpaid interest. Such Equipment Advance shall accrue interest on the outstanding principal balance at a per annum rate equal to the U.S. Treasury note per annum yield to maturity for a term of 36 months as quoted in The Wall Street Journal, fixed as of the funding date of such Equipment Advance, plus 450 basis points.
     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.
[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		A Smart Move L.L.C.

By:	/s/ Kevin Grossman	By:	/s/ Chris Sapyta
Name:	Kevin Grossman	Name:	Chris Sapyta
Title:	Senior Vice President	Title:	Manager

SILICON VALLEY BANK
PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	A Smart Move L.L.C.

LOAN OFFICER:	Kevin Grossman

DATE:	August 29, 2005

	Documentation Fee	$250.00

	TOTAL FEES DUE	$250.00

          ☐ A check for the total amount is attached.
          ☐ Debit DDA #                                         for the total amount.
BORROWER:

Authorized Signer	(Date)

SILICON VALLEY BANK

Loan Officer Signature	(Date)